SUBSCRIPTION AGREEMENT

Heavensent Bears, Inc.
6821 Knightswood Dr.
Orlando, Florida 32818

Dear Sirs:
Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing
________________ shares of Common Stock of Heavensent Bears, Inc. (the "Company") at a price of $0.25 per Share (the "Subscription Price") Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Heavensent Bears, Inc.

Executed this _____ day of ________________, _______,

 at _________________________  (Street Address)

____________________(City), _________________ (State)

________ (Zip Code).

Signature of Purchaser ___________________________________

Printed Name of Purchaser ___________________________________

Social Security Number/ Tax I.D. _______________________

Number of Shares Purchased ________________________


Subscription Price __________________________

Form of Payment: Check# _________________ Other _________________

 ACCEPTED THIS _____ DAY OF ________________, _______.

Heavensent Bears, Inc.

BY: __________________________________ Title: ___________________________